The E.W. Scripps Company Acquisition of ION Media A transformative transaction that creates a national networks business Sept. 24, 2020

Scripps Creates New National Networks Business • The E.W. Scripps Company is acquiring ION Media to create a new national television networks business to take advantage of growth trends in the evolving media landscape. • ION, Katz and Newsy will reach nearly every American through free over-the-air broadcast, cable/satellite, over the top and digital distribution, with multiple advertising-supported programming streams. • Scripps will be the largest holder of broadcast spectrum and will be able to take an even greater leadership role in the development of future business models and monetization paths that leverage ATSC 3.0 and spectrum to benefit the American people. • Pending regulatory approval and after select ION station divestitures, Scripps will own 59 local television stations and 48 ION stations in 76 markets. In its first full year of operating ION, Scripps expects revenue of about $2.5 billion and double the EBITDA it would have expected that year. 2

Transaction Highlights • Purchase price: $2.65 billion in cash • $500 million of synergies in first six years, driven largely by our ownership of the Katz networks; reaching run rate of about $120 million a year • Implied transaction multiple: 8.2x last 12 months EBITDA as of June 30, 2020; 5.9x with the full run- rate synergies applied • Financing includes: • $300 million of cash from recent divestitures and operations • $600 million of preferred equity from Berkshire Hathaway • $1.85 billion of secured and unsecured debt • Scripps’ net leverage is expected to be about 5.2x at close. + • ION’s financials: • 2019 revenue: $587 million; EBITDA: $335 million • LTM revenue: $558 million; EBITDA: $323 million • Revenue compounded annual growth rate since 2009: 12% • ION margins: more than 50%, including since the start of the pandemic • The transaction is expected to be accretive to Scripps’ cash flow in 2021 and beyond. The return on invested capital associated with the transaction is expected to exceed Scripps’ weighted average cost of capital in the first year, 2021. 3

ION Media Investment Highlights • ION reaches more than 100 million homes through over-the-air and pay TV platforms and has consistently achieved annual revenue growth and EBITDA margins well beyond industry averages. • Today, it owns 71 broadcast television stations in 62 DMAs and reaches nearly 100 million U.S. TV households, or 96%, with its affiliates. • ION reaches both pay TV subscribers and cord cutters through the growing over-the-air viewing platform. • Rather than relying on retransmission fees, ION elects ‘must-carry’ to gain cable and satellite distribution. • ION has benefited from the growth in over-the-air viewing as consumers have bundled free broadcast television with subscription streaming services. • The network boasts the fifth-largest average primetime audience among both the broadcast and cable networks. • Through a collection of owned and affiliated television stations, ION sells advertising as though it were a cable network in the national advertising marketplace. 4

Katz, ION and Newsy Together Generate About $500 Million In Synergies Over Six Years • Katz and Newsy uniquely position Scripps to capitalize on the ION Media opportunity. • By migrating the Katz networks to ION’s digital subchannels, Scripps will realize significant expense reductions by eliminating significant leasing fees for Katz as contracts expire. • The Katz networks will immediately expand into new markets where ION owns stations but Katz isn’t available today. • Expanding distribution to additional virtual cable/satellite and over-the-top platforms would provide increased audience reach. • We also will make reductions in corporate functions and duplicative services. • Improved and bundled solutions for advertisers are likely to result in greater advertising revenue yield. 5

ION Media Today Reaches Over 100 Million U.S. Homes The only independent American Owns and operates the largest U.S. Largest holder of U.S. TV spectrum national broadcast television network broadcast television station group 71 owned-and-operated stations in 62 Nationwide distribution to 100+ million markets, including 24 of the top 25 (96%) U.S. TV homes over-the-air and on cable/satellite through “must-carry” 6

ION Media’s strong business was built on the back of its national audience reach through owned and affiliated stations. 7

ION Capitalizes On The Growing Over-The-Air Viewing Trends Among TV Consumers A Nielsen survey in 2018 projected OTA households would double by 2022, to 21 million. 67% A Parks & Associates report from 2019 showed 67% growth in over-the-air viewing, to 25% of U.S. TV households, from 2018-Q3 2019. Parks’ report says the pandemic is expected to have accelerated this trend. 8 *204/14- 2019/20 sources: TVB Local Media Marketing Solutions; The Delta Partners; 2014-2019 Evercore 2018-2020 expected growth; S&P Global Market Intelligence Data; Nielsen 2018 Q2 Local Watch Report

As The TV Marketplace Fragments, Free Over-The-Air Television Is Even More Compelling To Consumers OVER-THE-AIR IS A KEY COMPONENT TO THE NEW CONSUMER BUNDLE 2015 Pay-TV 2018 The New Subscriber Cord Cutter Bundle Cord Cutter Bundle $$$$ $$ $$$$ FREE 13

ION’s Revenue, Profit Come From National Advertising, Which Is A Durable And Massive Marketplace • Following this year’s pandemic-driven slowdown, national TV advertising is expected to rebound in 2021. • Despite audience fragmentation, the TV advertising marketplace is still the most efficient way to reach large audiences. • With the growth of ad-free subscription services such as Amazon Prime and Netflix, linear network television, including over-the-air, becomes an even more important component in the brand advertising/marketing mix. • The direct response category of the national advertising marketplace has grown to $12 billion - $18 billion annually in recent years. Advertisers like its flexibility, efficiency and audience delivery. 9 Sources: 2019 Global Outlooks for Aegis, Group M, Magna, Zenith via Mediapost.com, MediaRadar database; June 2020 Broadcasting & Cable, Magna Forecast. Sept. 2020; Nielsen, Ratings Analysis Time Period Report, LSD, 9/23/19 – 9/20/20, Prime (Mon.-Sun., 7 p.m.-11 p.m.), P2+, P18-49, P25-54

Driven By Popular Syndicated Programming, ION Is Engaging Viewers, Growing Ratings BROADCAST NETWORKS AVERAGE PRIMETIME AUDIENCES 2019/2020 broadcast season 5.2 million 4.7 million 4.3 million 3.4 million 1.1 million 826,000 ION consistently ranks in the top 10 for network and cable audiences and yet is ranked only 25th in advertising revenue yield, indicating additional revenue growth opportunity. 10 Source: Nielsen, Ratings Analysis Time Period Report, LSD, 2015-2020 (Dec. 29, 2014 – Sept. 20, 2020), Prime (Monday-Sunday, 7 p.m.- 11 p.m.), P2+

ION Accelerates Scripps’ Near-Term And Long-Term Strategies • Immediately accretive to Scripps’ revenue growth, margins and cash flow generation • Diversifies Scripps’ revenue and cash flow • Attractive economics: sustained revenue growth and high margins • Exposure to a growing television platform, over-the-air, with a younger media consumer • Creates new value-creation paths for the future • Makes Scripps a stronger company for its journalism mission 11

Planned Sale of Stations Already In Place To Obtain Regulatory Approval • In order to comply with the national cap and in-market station ownership restrictions, Scripps plans to sell 23 ION stations. • Scripps has signed an agreement to divest all 23 stations simultaneously with the merger agreement with ION. • The buyer has entered into an affiliation agreement whereby the stations will be operated as affiliates of the ION Network and the buyer will carry the Katz multicast networks in certain markets as the networks become available. • Scripps would sell national advertising associated with these stations. 14

Financing Includes Traditional Debt, Preferred Equity Investment from Berkshire Hathaway Size Considerations $300 Cash million • Cash on hand at closing from the divestitures of Stitcher, WPIX, ION stations and normal cash from operations Traditional $1.85 Debt billion • Secured and unsecured debt • $600 million investment from Berkshire Hathaway ‒ Dividend of 8% per year if paid in cash; 9% if deferred • Berkshire Hathaway also to receive a warrant to purchase up to 23.1 million Scripps Class A shares. Preferred $600 Equity million ‒ Exercise price of $13 per share • The preferred stock will have no maturity date. • Berkshire Hathaway will not receive any board seats and will have no other governance rights. • While the preferred stock is outstanding, Scripps cannot issue a dividend or repurchase shares. 15